Exhibit 10.30
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[****]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED
PURCHASE AND SALE AGREEMENT
     This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2005 (the “Effective Date”), is among COLLEGIATE FUNDING SERVICES, L.L.C., a Virginia limited liability company (“Seller”), THE BANK OF NEW YORK, not in its individual capacity but solely as eligible lender trustee for the seller (in such capacity, the “Seller Trustee”) for the benefit of Seller, JPMORGAN CHASE BANK, N.A., as purchaser (“Purchaser”, which term includes any Affiliate of JPMorgan Chase Bank, N.A. that signs an amendment to the Agreement agreeing to be a “Purchaser” hereunder) and JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as eligible lender trustee for the purchaser (in such capacity, the “Purchaser Trustee”).
WITNESSETH:
     WHEREAS, Seller, through its affiliates, is engaged in a program of originating, purchasing and financing Student Loans;
     WHEREAS, Purchaser will also engage in a program of purchasing and financing Student Loans;
     WHEREAS, the Purchaser, by and through the Purchaser Trustee, desires to purchase from the Seller, by and through the Seller Trustee certain Student Loans, title to which will be held by the Purchaser Trustee pursuant to the Purchaser Trust Agreement, and the Seller, by and through the Seller Trustee, desires to sell certain Student Loans to the Purchaser, in accordance with the terms and conditions of this Agreement; and
     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     The following words and terms used in this Agreement shall have the following meanings:
     “Affiliate” when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person.

     “Aggregate Purchase Price” means with respect to a Portfolio of Student Loans, the amount determined pursuant to Appendix A of this Agreement.
     “Business Day” means a day on which the commercial banks in New York City are not authorized or required to be closed for business.
     “Collections” means, with respect to any Student Loan, (i) all funds which are received by Seller or the Seller Trustee, any Servicer or any other Person on behalf of Seller from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, all Interest Subsidy Payments, Special Allowance Payments, Guarantee Payments, Reimbursement Payments, finance charges, interest and all other charges) in respect of such Student Loan, or applied to such amounts owed by such Obligors, (ii) all funds received pursuant to the Servicing Agreements, including all payments representing the purchase price of any repurchased Student Loan, and (iii) all funds received by Seller or the Seller Trustee pursuant to purchase and sale agreements or from any other source in respect of such Student Loan.
     “Commitment Amount” means $500,000,000.
     “Cut-off Date” has the meaning set forth in Section 2.1.
     “Department” means the United States Department of Education, or any successor thereto or to the functions thereof.
     “Eligible Student Loan” means a FFELP Loan which (i) has been or will be made to a borrower for post-secondary education; (ii) is Guaranteed; (iii) is a consolidation loan authorized under Section 428C of the Higher Education Act, (iv) qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; (v) which is denominated and payable only in United States dollars and payable in the United States or one of its territories; (vi) which, at the time such Student Loan is sold to Purchaser, is not considered in default under the Higher Education Act; (vii) which, on the date of sale, is not more than 90 days delinquent; (viii) which is or was originated or acquired in the ordinary course of business; (ix) which is beneficially owned by the Seller; (x) which is evidenced by a promissory note of which there is only one original executed copy; (xi) which is not subject to any right of cancellation or rescission (after 120 days from reimbursement thereof), set-off, counterclaim, or other defense of the related obligor; (xii) the obligor of which, at the time such Student Loan is sold to Purchaser, is not the subject of an event of bankruptcy and is not deceased or permanently and totally disabled within the meaning of the Higher Education Act; (xiii) which together with the contract related thereto, does not contravene in any material respect the Higher Education Act or any other laws, rules, or regulations applicable thereto; (xiv) the obligor of which is required to make payments to the Servicer; (xv) which is assignable without the consent of the related obligor; (xvi) which bears interest at a rate not in excess of that applicable rate of interest permitted by the Higher Education Act at the time originated for such type of loan; (xvii) which provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that will fully amortize the principal balance thereof during the repayment period, as such payment period may be modified in accordance with applicable deferral and forbearance periods granted in accordance with the Higher Education Act and the applicable Guarantee Agreement; (xviii) the payment terms of which have not been altered or amended except in accordance with the Higher Education Act; and (xix) as of the applicable Sale Date, is not more than 180 days past its origination date.

     “Event of Termination” has the meaning set forth in Section 7.2.
     “FFELP Loan” means a Federal Consolidation Loan under the FFELP Program.
     “FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Federal Stafford Loans authorized under Sections 427 and 428 thereof, Federal Supplemental Loans for Students authorized under Section 428A thereof. Federal PLUS Loans authorized under Section 42XB thereof, Federal Consolidation Loans authorized under Section 428C thereof and Unsubsidized Stafford Loans authorized under Section 428H thereof.
     “Guarantee” or “Guaranteed” means, with respect to a FFELP Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Reimbursement Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Student Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Reimbursement Contracts.
     “Guarantee Agency” means a state agency or a private nonprofit institution or organization which administers a guarantee program within a state or any successors and assignees thereof administering the guarantee program which has entered into a Guarantee Agreement with the Purchaser Trustee on behalf of the Purchaser.
     “Guarantee Agreement” means any of, and “Guarantee Agreements” means all of, the agreements pursuant to which a Guarantor guarantees Student Loans that are FFELP Loans transferred pursuant to this Agreement as of the Sale Date for such Student Loans.
     “Guarantors” means the entities set forth on Appendix B to this Agreement.
     “Guarantee Payment” means any payment by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act, together with any rules, regulations and interpretations promulgated thereunder.

     “Initial Purchase Period” means the one year period from and including the Effective Date through but excluding the first anniversary of the Effective Date.
     “Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies to Seller by the Department in respect of Student Loans that are FFELP Loans in accordance with the Higher Education Act.
     “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, assignment, conditional sale or trust receipt for a lease, consignment or bailment for security purposes.
     “Material Adverse Effect” with respect to any event or circumstance and any Person, means a material adverse effect on:
(i)	the business, assets, financial condition, prospects or operations of such Person;

(ii)	the ability of such Person to perform its obligations under this Agreement;

(iii)	the validity, enforceability or collectibility of this Agreement, a material amount of the Student Loans or the Student Loan Notes, or the Servicing Agreements or the Guarantee Agreements;

(iv)	the status, existence, perfection, priority or enforceability of Purchaser’s interest in the Student Loans and Related Assets sold hereunder; or

(v)	a Guarantor’s obligation to guarantee payment of a Student Loan.
     “Notice of Release” shall have the meaning set forth in the Warehouse Indenture.
     “Obligor” means a Person obligated to make payments with respect to a Student Loan, including the students, Guarantors and the Department.
     “Originator” means the Seller or any originator of FFELP Loans that controls, is controlled by or is under common control with the Seller or from whom the Seller has purchased FFELP Loans or applications for FFELP Loans.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
     “Portfolio” means a group of Student Loans sold on a Sale Date by the Seller Trustee to the Purchaser Trustee pursuant to Section 2.1 hereof.
     “Purchased Assets” has the meaning set forth in Section 2.2(b).
     “Purchaser” has the meaning set forth in the preamble to this Agreement.

     “Purchaser Trust Agreement” means the eligible lender trust agreement between the Purchaser Trustee and the Purchaser, pursuant to which the Purchaser Trustee will hold legal title to the Student Loans, for which the Purchaser is the beneficial owner.
     “Reauthorization Event” means final approval by the House, Senate and President of the United States of reauthorization of the Higher Education Act containing provisions, in the aggregate, materially less favorable to the Purchaser as a lender than those currently in effect as of the date of this Agreement; provided that a Reauthorization Event shall not be deemed to occur with respect to any provision until such provision has been promulgated and has gone into effect.
     “Refund Event” has the meaning set forth in Section 3.4.
     “Reimbursement Contract” means the agreements between the Guarantors and the Department providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act.
     “Reimbursement Payment” means any payment by the Secretary pursuant to a Reimbursement Contract in respect of a Student Loan that is transferred to Purchaser pursuant to this Agreement.
     “Related Assets” means, with respect to any Student Loan: (a) all of Seller’s and Seller Trustee’s right, title and interest in and to the Student Loan Note(s) representing such Student Loan; (b) all of Seller’s and Seller Trustee’s rights with respect to such Student Loan under any other agreement or arrangement, including without limitation any Guarantee Agreement or other guarantee or arrangement supporting or securing payment of such Student Loan, any Servicing Agreement, any purchase and sale agreement and any origination agreement; (c) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Student Loan, whether pursuant to the Student Loan Note related to such Student Loan or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Student Loan; (e) all of Seller’s and Seller Trustee’s right, title and interest in and to all Interest Subsidy Payments and Special Allowance Payments with respect to such Student Loan; (f) all borrower interest with respect to such Student Loan; (g) all origination fees, other up-front fees and other reserve amounts with respect to such Student Loan; (h) all books and records (including computer tapes and disks) related to the foregoing, and (i) all Collections and other proceeds of any and all of the foregoing.
     “Sale Date” means any date as of which the Purchaser, in accordance with the terms of Section 2.1, purchases a Portfolio of Student Loans from the Seller Trustee (on behalf of the Seller) or the Seller.
     “Secretary” means the Secretary of the Department or an official or employee of the Department acting for the Secretary under a delegation of appointment.
     “Seller” has the meaning set forth in the preamble to this Agreement.
     “Seller Trustee” has the meaning set forth in the preamble to this Agreement.

     “Seller Trust Agreement” means the eligible lender trust agreement between the Seller Trustee and the Seller, pursuant to which the Seller Trustee will hold legal title to the Student Loans, for which the Seller is the beneficial owner.
     “Servicer” means CFS-SunTech Servicing LLC.
     “Servicer Event of Default” means the occurrence of an event allowing the Purchaser to terminate the Servicing Agreement pursuant to Section 10(b) of the Servicing Agreement, after giving effect to any applicable cure period.
     “Servicing Agreement” means the loan servicing agreement, dated as of September 30, 2005, between the Purchaser and the Servicer.
     “Solvent” means, with respect to any Person at any time, a condition under which:
(i)	the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)	the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts”, for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)	such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)	such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)	the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)	the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)	the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)	the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arms length transaction in an existing and not theoretical market.
     “Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of Student Loans that are FFELP Loans in accordance with the Higher Education Act.
     “Student Loan” means a FFELP Loan originated by an Originator under an approved lender identification number issued by the Department.
     “Student Loan Notes” means the promissory notes or other writings or records evidencing the Student Loans including, solely with respect to FFELP Loans, any promissory note evidenced by an electronic promissory note or an electronic record or with respect to which the signature of the obligor is an electronic signature.
     “Subsequent Purchase Period” means the one year period from and including the first anniversary of the Effective Date through but excluding the second anniversary of the Effective Date.
     “Termination Date” means the earlier of the “Termination Date” as set forth in Article 7 and the last day of the Initial Purchase Period or the Subsequent Purchase Period, as applicable.
     “Unmatured Event of Termination” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Termination.
     [****]
     “Warehouse Indenture” means that certain Amended and Restated Indenture, dated as of November 4, 2004 (as amended, supplemented or modified), among Collegiate Funding Services Resources I, LLC, CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation, Jupiter Securitization Corporation and Park Avenue Receivables Corporation, the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and Citicorp North America, Inc., as funding agents, Citicorp North America, Inc., as agent for Lenders, The Bank of New York, as indenture trustee, eligible lender trustee and as securities intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C., as master servicer.
     “Warehouse Seller” means Collegiate Funding Services Resources I, LLC.
ARTICLE II
STUDENT LOAN SALES
     2.1 Student Loan Sales. On the terms and subject to the conditions of this Agreement (including Article III hereof), and in express reliance upon the representations, warranties and covenants set forth herein, during each of the Initial Purchase Period and, if applicable, the Subsequent Purchase Period, Seller and the Seller Trustee (in its capacity as title holder to such

Student Loans) agrees to sell to the Purchaser and the Purchaser Trustee and the Purchaser and the Purchaser Trustee agree to purchase from the Seller, all of the right, title and interest of each such Person, respectively, in certain Portfolios of Student Loans plus accrued and unpaid interest thereon, together with all Related Assets associated with such Student Loans, in an aggregate unpaid principal amount equal to $500,000,000. The Aggregate Purchase Price for all Portfolios of Student Loans shall be determined as set forth in Appendix A attached hereto; provided that such Aggregate Purchase Price may be amended, by mutual agreement of the Purchaser and the Seller, to accommodate proposed changes to borrower benefit or interest rate reduction programs for Student Loans sold under this Agreement. Portfolios of Student Loans shall be purchased from the Seller and the Seller Trustee (in its capacity as title holder to such Student Loans) hereunder by the Purchaser and Purchaser Trustee from time to time during the Initial Purchase Period and the Subsequent Purchase Period, if applicable, by the execution and delivery of a preliminary Purchase and Sale Request and Bill of Sale for each purchase of a Portfolio in the forms set forth in Exhibit A and Exhibit B, respectively. The Sale Date for such Portfolio of Student Loans shall be (i) the second Business Day following delivery of the preliminary Purchase and Sale request if such delivery occurs on or prior to 1:00 P.M. (Eastern Time) or (ii) the third Business Day following delivery of the preliminary Purchase and Sale request if such delivery occurs after 1:00 p.m. (Eastern Time). On the Sale Date, the Seller shall deliver to the Purchaser a final Purchase and Sale request reflecting information as of the close of business on the immediately preceding day (the “Cut-off Date”). However, if the final Purchase and Sale request is delivered to the Purchaser after 10:00 A.M. (Eastern Time), the Sale Date shall be the immediately succeeding Business Day.
          A list of the Student Loans contained in such Portfolio, the borrower benefit program or interest rate reduction program, if any, applicable to the Student Loans shall be set forth on the applicable Loan Transfer Schedule attached as Schedule A to the Bill of Sale. Subsequent purchases of Portfolios of Student Loans shall be purchased on a monthly basis, with a minimum aggregate unpaid principal amount of $50,000,000 for the Student Loans in such Portfolio. The Purchaser will be entitled to all payments in respect of the Portfolio of Student Loans received after the applicable Cut-off Date.
     2.2 True Sales. (a) Each of the Seller, Seller Trustee, Purchaser Trustee and the Purchaser intend the transactions hereunder to constitute true sales of the Student Loans and Related Assets with respect thereto by the Seller Trustee (on behalf of the Seller) to the Purchaser Trustee (on behalf of the Purchaser) providing the Purchaser Trustee with all of the Seller Trustee’s right, title and interest in and to the Student Loans and Related Assets with respect thereto, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from (i) the Purchaser and/or Purchaser Trustee, on one hand to (ii) the Seller and/or the Seller Trustee on the other hand.
     (b) In the event (but only to the extent) that the conveyance of Student Loans and the Related Assets with respect thereto hereunder is characterized by any Governmental Authority as a loan rather than a sale or contribution, this Agreement shall be deemed to constitute a security agreement and the Seller and the Seller Trustee shall be deemed hereunder to have granted to the Purchaser and the Eligible Lender Trustee, and the Seller and the Seller Trustee hereby assign and grant to the Purchaser, a security interest in and continuing lien on all of their right, title and interest now or hereafter acquired or existing in to and under all such Student Loans and the

Related Assets with respect thereto (collectively, the “Purchased Assets”) to secure the obligations of the Seller and the Seller Trustee to the Purchaser (including the repayment of a loan deemed to have been purchased by the Purchaser to the Seller and Seller Trustee in an amount equal to the sum of the Aggregate Purchase Prices paid hereunder which secures the Purchaser’s rights to receive all collections on and proceeds of the Purchased Assets). Each of the Seller and the Seller Trustee authorizes the Purchaser to file any and all financing statements deemed necessary by the Purchaser to perfect the security interest described herein.
     2.3 Reauthorization Event. If Purchaser or Seller reasonably determines that a Reauthorization Event has occurred, it shall give written notice to the Seller or Purchaser, as applicable, of the basis for its determination, including appropriate documentation supporting such determination. Within thirty (30) days after delivery of such notice, the parties shall commence good faith negotiations to determine a revised method of determining the Aggregate Purchase Price that will, to the extent possible, retain the benefit of the bargain for the parties. If the Purchaser and Seller are not able to determine such revised method of determining the Aggregate Purchase Price after one hundred eighty (180) days of good faith negotiations, then either party may give written notice to the other that an Event of Termination has occurred.
ARTICLE III
SALE/PURCHASE OF STUDENT LOANS
     3.1 Conditions to Initial Purchase. The purchase of the initial Portfolio hereunder is subject to the condition precedent that Purchaser shall have received, on or before the initial Sale Date, the following, and each in form, substance and date satisfactory to Purchaser:
     (a) A copy of the resolutions of the Board of Managers of Seller authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Seller;
     (b) A favorable opinion of in-house counsel to the Seller, dated the initial Sale Date, substantially in the form of Exhibit F attached hereto;
     (c) A favorable opinion of Stroock & Stroock & Lavan LLP in its capacity as counsel to the Seller, dated the initial Sale Date, substantially in the form of Exhibit G attached hereto;
     (d) Financing statements on Form UCC-1 naming (i) the Seller as debtor and Purchaser and as a secured party, (ii) naming Seller Trustee as debtor and Purchaser Trustee as a secured party, (iii) the Warehouse Seller as debtor and Seller as secured party and (iv) naming Seller Trustee as debtor and Seller as a secured party, in proper form for filing in the office in which the filings are necessary or, in the opinion of Purchaser, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the interest of Purchaser in the Purchased Assets transferred hereunder;
     (e) A search report provided in writing to Purchaser by the applicable filing offices, listing all effective financing statements that name Seller or Warehouse Seller as debtor and that are filed in the jurisdictions where Seller and Warehouse Seller, respectively have had their principal place of business and chief executive offices during the five year period ending on the date hereof as well as in the jurisdictions in which the Seller and Warehouse Seller are “located” as defined in Section 9-307 of the UCC, together with copies of such financing statements;
     (f) An executed copy of the Servicing Agreement, along with the documents required to be delivered pursuant to Sections 21(a), (b) and (c) thereof;
     (g) A certificate of the secretary or assistant secretary of Seller certifying to (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement to be delivered by it (on which certificate the Purchaser may conclusively rely until such time as the Purchaser receives notice otherwise from Seller), (ii) a copy of the Certificate of Formation of Seller, (iii) a copy of the Limited Liability Company Agreement of Seller, (iv) a good standing certificate for the Seller, issued by the State of Virginia, dated as of a recent date (v) the resolutions authorizing the transactions pursuant to this agreement have not been repealed or amended; and
     (h) A copy of each executed Guarantee Agreement of Seller or Seller Trustee and Purchaser or Purchaser Trustee relating to the Student Loans being sold on the initial Sale Date.
     3.2 Conditions to all Purchases. All purchases hereunder (including the initial purchase) and Purchaser’s obligations to pay the Aggregate Purchase Price therefor shall be subject to the following conditions precedent:
     (a) all representations, warranties and statements by or on behalf of Seller contained in this Agreement shall be true and correct on the applicable Sale Date, and Seller shall be in compliance with all agreements and covenants contained in this Agreement;
     (b) Purchaser shall have received a certificate from an authorized officer of the Seller certifying as to the matters set forth in (a) above;
     (c) the entire interest of Seller in each Student Loan in the Portfolio shall have been duly assigned by endorsement to Purchaser, such endorsement to be without recourse except as provided herein, and all Student Loan Notes and all other books, records and documents evidencing such Student Loans and the Related Assets with respect thereto have been delivered to the applicable Servicer in accordance with the applicable Servicing Agreement. The Purchaser acknowledges that the Student Loans will be purchased on-system at the Servicer. Accordingly, from and after the Sale Date, the Student Loans and Student Loan files will continue to be maintained and serviced by the Servicer;
     (d) The Notice of Release shall be effective with respect to the Student Loans to be purchased on such Sale Date in accordance with the terms of the Warehouse Indenture;
     (e) Seller shall have complied with the conditions set forth in Section 2.1 hereof; and
     (f) The Purchaser shall have received a copy of each executed Guarantee Agreement entered into after the initial Sale Date by the Seller or Seller Trustee and the Purchaser or Purchaser Trustee relating to the Student Loans being sold on such Sale Date, to the extent such Guarantee Agreement has not previously been delivered to the Purchaser.

     By accepting the Aggregate Purchase Price related to the sale of any Portfolio, Seller shall be deemed to have certified that the conditions contained in this Section 3.2 have been satisfied. Upon any such acceptance of the Aggregate Purchase Price, title to the Purchased Assets transferred on such Sale Date shall be vested absolutely in the Purchaser, whether or not such conditions were in fact so satisfied.
     Unless within sixty (60) days after the applicable Sale Date the Seller is notified to the contrary, it shall thereafter be presumed that the documents required to be delivered pursuant to this Agreement were delivered by the Seller in connection with the sale of Student Loans delivered on the Sale Date; provided, however, that no such presumption shall exist with regard to the content, completeness, legality, validity, binding effect or enforceability of such documents.
     3.3 Consummation of Sale and Purchase of Portfolios. To consummate the sale and purchase of a Portfolio of Student Loans, on or before the applicable Sale Date, Seller and the Seller Trustee shall deliver to Purchaser and Purchaser Trustee such instruments of transfer, including a bill of sale, in the form attached hereto as Exhibit B, dated the applicable Sale Date, and a blanket endorsement in the form attached hereto as Exhibit C with respect to the Portfolio to be sold. On the applicable Sale Date, the Seller and the Seller Trustee shall at the direction of the Seller, sell, transfer and convey to the Purchaser and Purchaser Trustee all of the Seller’s and the Seller Trustee’s right, title and interest in, to and under the Student Loans included in the Portfolio, all accrued and unpaid interest thereon and the Related Assets with respect thereto free and clear of all Liens. Purchaser shall pay to Seller the Aggregate Purchase Price for such Portfolio on the related Sale Date, which shall be paid by wire transfer to an account designated by the Seller. Upon the payment of the Aggregate Purchase Price, the sale and purchase will be effective.
     3.4 Premium Refund. Notwithstanding the foregoing, if within 60 days of a Student Loan’s applicable Sale Date a “Refund Event” (as defined below) occurs with respect to such Student Loan, the Seller shall refund to the Purchaser, within 30 days of Seller’s receipt of Purchaser’s written request, an amount equal to the product of (i) the dollar amount of the premium paid by Purchaser for such Student Loan, as determined pursuant to Appendix A, and (ii) a fraction, the numerator of which is the principal amount received by Purchaser in connection with such Refund Event and the denominator of which is the principal amount of such Student Loan as of its Cut-off Date. A “Refund Event” means the refund (by one or more holders of the prior student loans that have been consolidated into the Student Loans sold to the Purchaser) of some or all of the principal such previous holder received in connection with such consolidation.

ARTICLE IV
SELLER REPRESENTATIONS AND WARRANTIES
     4.1 Representations and Warranties of Seller. Seller represents and warrants as of the date hereof and as of each Sale Date as follows:
     (a) Organization, Powers. Seller is a limited liability company duly organized solely under the laws of the State of Virginia, is validly existing, is in good standing under the laws of the State of Virginia, has all necessary corporate power to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying, and has full power, right and authority to enter into this Agreement, to sell and assign Student Loans hereunder and to perform each and all of the matters and things herein provided.
     (b) Seller Authority, etc. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.
     (c) Compliance with Laws and Contracts. The execution, delivery and performance by Seller of this Agreement does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which Seller or its property is subject, or of the articles of formation of Seller; (ii) result in a breach of or constitute a default under the provisions of any indenture, loan or credit agreement or any other agreement, lease or instrument to which Seller may be or is subject or by which it, or its property, is bound; or (iii) result in, or require, the creation or imposition of any Lien on or with respect of any of the properties of Seller, except as contemplated by this Agreement. Seller is not in violation of, or in default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
     (d) Governmental Approvals. Seller has obtained all authorizations, consents, approvals, licenses, exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business or necessary to the valid execution, delivery and performance by Seller of this Agreement (the “Approvals”), and such Approvals remain in full force and effect.
     (e) Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of Seller, overtly threatened in writing against or affecting the Seller wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which affects, or purports to affect, the validity or enforceability against Seller of this Agreement.
     (f) Perfected Interest. Immediately prior to the sale thereof by Seller to Purchaser hereunder, each Student Loan sold to Purchaser hereunder and the Related Assets related thereto, is owned by Seller (or, if applicable, by the Seller Trustee on behalf of Seller), free and clear of any adverse claim, judgment or Lien other than any Lien created hereby and any Lien to be released pursuant to the Notice of Release delivered on the applicable Sale Date. Except for the filing of the financing statements referred to in Section 3.1(d), no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the interest of Purchaser (or, if applicable, the Eligible Lender Trustee on behalf of Purchaser), as a first priority ownership interest in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, Seller (or, if applicable, by the Seller Trustee on behalf of Seller). No financing statement or other instrument similar in effect covering any of the Student Loans sold hereunder or any interest therein is on file in any recording office except such as may be filed in favor of the Purchaser (in connection with this Agreement) or as has been filed under the Warehouse Indenture, which Lien shall be released pursuant to the Notice of Release delivered on the applicable Sale Date.
     (g) Accuracy of Information. All information supplied by, or on behalf of, Seller in writing to Purchaser in connection with this Agreement or the transactions contemplated hereby is true and accurate in all material respects as of the date thereof stated or certified. No information, exhibit or report furnished by or on behalf of Seller to the Purchaser in connection with this Agreement contained any material misstatement.
     (h) Eligible Student Loans. Each Student Loan transferred by Seller (or, if applicable, by the Seller Trustee on behalf of Seller) to Purchaser hereunder was an Eligible Student Loan as of the applicable Sale Date for such Student Loan. Each Student Loan sold to Purchaser hereunder has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms.
     (i) Borrower Benefits. The Loan Transfer Schedule attached as Schedule I to the applicable Bill of Sale identifies each Student Loan to which any borrower benefit program or interest rate reduction program applies. The precise terms of such programs are set forth in Exhibit D attached hereto. No borrower benefits or interest rate reductions have accrued and not been paid and other than as set forth on Exhibit D (as such Exhibit may be amended from time to time by agreement between Seller and Purchaser), no other borrower benefits apply.
     (j) Capital of Seller. Both before and after giving effect to each transfer of Purchased Assets hereunder, Seller is and will be Solvent.
     (k) Material Adverse Effect. No Material Adverse Change in the condition of the Seller has occurred and is continuing since the date of its formation.
     (l) Event of Termination. No Event of Termination or Unmatured Event of Termination has occurred.
     (m) Title to Student Loans. The transfer of Student Loans and Related Assets with respect thereto constitutes the absolute transfer of all right, title and interest of the Seller (and the Seller Trustee with respect thereto) of such Student Loans and Related Assets with respect thereto to the Purchaser, free and clear of any Lien or other adverse claim other than a Lien under the Warehouse Indenture, which Lien shall be released pursuant to the Notice of Release delivered on the applicable Sale Date.
     (n) Endorsement of Student Loans. The Seller has endorsed each Student Loan transferred hereto to the Purchaser.
     (o) Electronic Signatures. To the extent any Student Loan that is a FFELP Loan transferred pursuant to this Agreement is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is transferred pursuant to this Agreement is an electronic signature, the Seller has complied (and has ensured that such Student Loan and related Student Loan Note complies) with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the US. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time.
     (p) Physical Possession. Physical custody and possession of the Student Loans (inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof) are being held by the Servicer in the manner specified in the Servicing Agreement.
     (q) Marketable Title. Each Student Loan is beneficially owned and held by the Seller, and other than for liens being released on or prior to the related Sale Date, the Seller had good and marketable title, and the Seller Trustee held record title, to each Student Loan and Seller had full right and authority to sell and assign the same free and clear of all liens, pledges, encumbrances or security interest of any nature.
     4.2 Reassignment upon Breach. Each of Seller and the Purchaser, as the case may be, shall inform the others promptly, in writing, upon the discovery of any breach in any material respects of the representations and warranties made by Seller pursuant to Section 4.1. Following the occurrence of any such breach, the Student Loan as to which such representation and warranty relates shall be reassigned to and repurchased by the Seller (or the Seller Trustee on its behalf) (a “Reassignment”) at such time. In consideration of and simultaneously with the Reassignment of such Student Loan, Seller shall pay to the Purchaser, by wire transfer to an account designated by Purchaser, an amount equal to the unpaid principal balance of such Student Loan, plus accrued and unpaid interest thereon, plus any unamortized premium thereon (collectively, the “Reassignment Amount”). The unamortized premium for a Student Loan at the time of the repurchase shall be determined by multiplying the premium by a fraction, the numerator of which is the number of months remaining in the repayment period and the denominator of which is the total number of months in the repayment period. Purchaser and Eligible Lender Trustee shall execute such documents reasonably requested by Seller in order to effect such reassignment and to release their interests therein. The remedy set forth in this subsection shall be the sole remedy of the Purchaser for the Seller’s breach of any representations or warranties set forth in this Agreement.
ARTICLE V
PURCHASER REPRESENTATIONS AND WARRANTIES
     5.1 Representations and Warranties of Purchaser. Purchaser represents and warrants as of the date hereof and as of each Sale Date as follows:
     (a) Organization, Powers. Purchaser is a national bank association duly organized, validly existing and in good standing under the laws of the United States of America, and has full power, right and authority to enter into this Agreement, to purchaser the Student Loans hereunder and to perform each and all of the matters and things herein provided.
     (b) Purchaser Authority, etc. The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary action and this Agreement constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.
     (c) No Violation. The execution, delivery and performance by Purchaser of this Agreement does not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which would have a material adverse effect on the performance by Purchaser of its obligations under this Agreement, or of the articles of association or bylaws of Purchaser.
ARTICLE VI
ADDITIONAL OBLIGATIONS AND RIGHTS IN RESPECT OF THE SOLD
STUDENT LOANS
     6.1 Obligation of Seller to Forward Payments. Seller and the Seller Trustee shall promptly (but in any event, no later than the close of business on the second Business Day after receipt thereof) remit, or cause to be remitted, to Purchaser all funds received by Seller and the Seller Trustee on or after the applicable Sale Date which constitute Collections with respect to any Student Loan sold hereunder, and agrees that all such payments shall be deemed to be held in trust for Purchaser.
     6.2 Obligation of Seller to Forward Communications. Seller shall immediately transmit to the Servicer any communication received by Seller after the Sale Date with respect to a Student Loan sold hereunder, including from any Obligor under such Student Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.
     6.3 Rights of Purchaser and Servicer. Seller and the Seller Trustee authorizes Purchaser and the Servicer or their respective designees to take any and all steps in Seller’s and the Seller Trustee’s name necessary or desirable in their respective determination to collect all amounts due under any Student Loan sold hereunder, including, without limitation, endorsing Seller’s and the Seller Trustee’s name on checks and other instruments representing Collections and enforcing such Student Loans and any related guarantees. Seller and the Seller Trustee hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller and the Seller Trustee all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or the Seller Trustee or transmitted or received by Purchaser

(whether or not from Seller or the Seller Trustee) in connection with any Student Loan sold hereunder.
     6.4 Further Action Evidencing Purchases. Seller and the Seller Trustee agree that from time to time, at its expense, they will promptly execute and deliver all further instruments and documents, and take all further action that Purchaser may reasonably request in order to perfect, protect or more fully evidence the sale of Student Loans purchased by Purchaser hereunder, or to enable Purchaser or its designee to exercise or enforce any of its rights hereunder. If Seller or the Seller Trustee fails to perform any of its agreements or obligations under this Agreement, Purchaser or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Purchaser or its designee incurred in connection therewith shall be payable by Seller.
     6.5 Regulation AB. If more than 20% of the assets (measured by principal amount) included in any securitization sponsored by Purchaser or its affiliates consist of Student Loans originated by Seller or its affiliates, Seller shall provide to Purchaser, upon written request, the information concerning Seller and its affiliates required by Item 1110 of Regulation AB, it being understood that Seller shall be deemed to have satisfied such obligation if it furnishes Purchaser with the same information that Seller and its affiliates use in connection with securitization transactions in which they are the sponsor.
ARTICLE VII
TERMINATION
     7.1 Termination of this Agreement. Unless otherwise terminated pursuant to Section 7.2, the rights and obligations of Seller and the Seller Trustee to sell Student Loans hereunder and the rights and obligations of the Purchaser to purchase Student Loans hereunder shall automatically terminate on last day of the Initial Purchase Period; provided, however, that unless either Purchaser or Seller shall give notice to the other party in writing at least ninety (90) days prior to the last day of the Initial Purchase Period, the respective rights and obligations of the Seller and Purchaser to sell and purchase Student Loans hereunder shall not terminate automatically on the last day of the Initial Purchase Period but shall terminate automatically on the last day of the Subsequent Purchase Period.
     7.2 Events of Termination. If any of the following events (each an “Event of Termination”) shall occur:
     (a) Seller or Purchaser shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall continue for three (3) Business Days after Seller or Purchaser, as the case may be, has knowledge or has received notice thereof;
     (b) Seller or Purchaser shall fail to perform or observe any other term, covenant or agreement contained in this Agreement;
     (c) Any representation or warranty made or deemed to be made by Seller or Purchaser under or in connection with this Agreement, or any information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed to be made;
     (d) The Purchaser shall cease to have a valid and perfected first priority ownership interest in each Student Loan transferred hereunder and the Related Assets and Collections with respect thereto for the benefit of the Purchaser;
     (e) (i) Seller shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Seller seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which proceeding has not been dismissed or stayed within thirty (30) days; or Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (e)(i);
     (ii) Purchaser shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which proceeding has not been dismissed or stayed within thirty (30) days; or (ii) Purchaser shall take any corporate action to authorize any of the actions set forth in above in this paragraph (e)(ii);
     (f) There shall have occurred any event or circumstance that has a Material Adverse Effect on the Seller, the Seller Trustee or the Purchaser;
     (g) Seller or Purchaser shall send notice to the other party that an Event of Termination has occurred pursuant to Section 2.3; and
     (h) Purchaser shall have terminated the Servicing Agreement pursuant to Section 10.b. thereof;
     then, in any such event, the Purchaser or Seller, as applicable, may, by notice to Seller or Purchaser, as applicable, declare the “Termination Date” to have occurred, except that, in the case of any event described in subsection (e)(i) or (ii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event, and in the case of an event described in subsection (h), the Termination Date shall be deemed to have occurred at the sole discretion of the Purchaser, as evidenced in writing. Upon any such declaration or automatic occurrence, the Purchaser or Seller, as applicable, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the occurrence of the Termination Date, all amounts owing hereunder shall be immediately due and payable.

ARTICLE VIII
PURCHASER REMEDIES
     8.1 Repurchase by Seller.
     (a) Seller shall repurchase any Student Loan sold to Purchaser hereunder in the event that:
     (i) Any representation or warranty made or furnished by the Seller in or pursuant to this Agreement shall prove to have been materially false, incorrect or misleading as to any such Student Loan when made or deemed made;
     (ii) Purchaser shall fail to maintain a first priority perfected ownership interest in a Student Loan sold to Purchaser hereunder, free and clear of any Lien due to the failure due to acts or omissions of Seller or the Seller Trustee; or
     (iii) Any Guarantor refuses to honor all or part of a claim filed with respect to such Student Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, or Guarantee Payments) on account of any circumstance or event that occurred prior to the sale of such Student Loan to the Purchaser; or
     (b) Within thirty (30) days of receipt of notice containing a repurchase request from the Purchaser, Seller shall repurchase such Student Loan by paying to the Purchaser 100% of the then outstanding principal balance of such Student Loan, plus any unamortized premium paid by the Purchaser to the Seller in connection with the purchase of such Student Loan by the Purchaser (determined as set forth in Section 4.2), plus uncapitalized borrower interest accrued on such Student Loan from the Sale Date to and including the date of repurchase, plus, if Seller shall unreasonably refuse to repurchase such Student Loan as required hereunder, then Seller shall become responsible for any reasonable attorneys’ fees, legal expenses, court costs, servicing fees or other expenses incurred by the Purchaser or its designated agent in connection with the purchase or repurchase of such Consolidation Loan (“Repurchase Price”).
     (c) In connection with the foregoing, the Purchaser (or its agent) shall send the Seller notice by certified mail of the repurchase request of such Student Loan and the basis therefor. Such notice shall describe each applicable Student Loan subject to repurchase, the Repurchase Price for such Student Loan, and the reasons for the repurchase request. If the repurchase request is based upon Guarantor’s refusal to honor all or part of a claim, such notice also shall include copies of any written communications from the Guarantor related to the claim rejection. Such notice shall be sent within thirty (30) Business Days after the date on which the Purchaser has knowledge of the basis giving rise to the Seller’s obligation to repurchase or learns of the claim rejection and shall allow the Seller not less than thirty (30) days to cure same. If the Seller is unable to effect such a cure within such period, the Seller shall promptly repurchase hereunder and the Purchaser shall re-convey the Student Loan to the Seller or the Seller’s designated agent, together with, all claims, rights, and interest the Purchaser owns in the Student Loan concurrently with the receipt by the Purchaser of full payment of the Repurchase Price. The

Repurchase Price shall be paid by wire transfer of immediately available funds to an account designated by the Purchaser.
     (d) Upon payment of the repurchase price, the Purchaser shall promptly deliver to Seller or Seller’s designated agent the Related Assets for each repurchased Student Loan, endorsed to the order of Seller or its designee in any form reasonably requested by Seller, and all documentation relating to the administration of the Student Loan by the Purchaser subsequent to the repurchase date, including without limitation, a payment history and a collection history.
     (e) The liability of the Purchaser, if any, in connection with losses the Seller incurs on repurchased Student Loans shall be limited to the actual loss or damage occurring as a result of the negligence or willful misconduct of the Purchaser, or of its agents or designees, in handling or safekeeping such Student Loans and, to the extent that such Student Loan has not been serviced by Servicer, in the servicing of such Student Loans after the applicable Sale Date; provided, however, that if any defect that gives rise to the Seller’s repurchase obligation would have necessitated any non-standard servicing, the Purchaser will not be liable for the failure to perform such non-standard servicing.
     (f) In connection with the repurchase of a Student Loan under paragraphs (a)-(c) of this Section 8.1, and as a condition to the payment by the Seller of the Repurchase Price specified therein, the Purchaser shall represent and warrant to the Seller or its designee, with respect to such Consolidation Loan, that as of the date of repurchase:
     (i) The Purchaser has not transferred any right, title or interest in the Student Loan since purchasing it from Seller;
     (ii) The Purchaser has full right and authority to sell, assign and transfer all of their respective rights, title and interest in such Student Loan back to the Seller;
     (iii) The Purchaser is transferring such Student Loan free and clear of any and all Liens of any nature encumbering such Student Loan resulting from the conduct of the Purchaser, or suffered by Purchaser after the Sale Date; and
     (iv) The Purchaser has not altered or modified the terms of the Student Loan Related Assets in any material respect since the purchase from the Seller except to the extent contemplated by the Higher Education Act nor has the Purchaser satisfied, canceled or subordinated such Student Loan, in whole or in part, or executed any instrument of release, cancellation or satisfaction in respect thereto.
     (g) The remedy set forth in this Section 8.1 shall be the sole remedy of the Purchaser for the occurrence of the events set forth in Section 8.1(a)(i)-(iii), except that, if the Seller is unable to cure a condition causing a claim rejection that solely affects the accrued interest on a Student Loan, the Seller shall reimburse the Purchaser for the amount of such accrued interest identified in a notice described in Section 8.1(c) as not payable by the Guarantor due to such condition, within thirty (30) days of the Seller’s receipt of such notice.

     8.2 Indemnity of Seller. Without limiting any other rights that any such Person may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), Seller hereby agrees to indemnify Purchaser, all of its respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, employees and agents of any of the foregoing (each a “Purchase and Sale Indemnified Party”), within thirty (30) days following written notice demand accompanied by supporting documentation, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to the following, except to the extent that such Indemnified Amounts result from the gross negligence or willful misconduct of the Purchase and Sale Indemnified Party:
     (a) any claim or action of whatever sort arising out of or in connection with the origination or servicing of any Student Loan or any other services which gave rise to or are the subject of any Student Loan to the extent such origination, servicing or services were provided by Seller or an Affiliate of Seller on or before the sale of such Student Loans by Seller, or, if such origination, servicing or services were provided by a Person other than Seller or an Affiliate of Seller, to the extent Seller is entitled to recover such Indemnified Amounts from such non-Affiliate or another Person, services the provision of which occurred on or before the sale of such Student Loans by Seller and gave rise to or are the subject of any Student Loan;
     (b) the failure to pay when due any taxes and fees payable by the Seller in connection with the Purchased Assets or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements);
     (c) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent caused by the Seller’s actions or failure to act in breach of this Agreement;
     (d) the commingling of Collections with any other funds of the Seller or any Affiliate of the Seller;
     (e) any claim brought by any Person arising from any activity by the Seller or an Affiliate of Seller in servicing, administering or collecting any Student Loan; or
     (f) the sale or pledge by the Seller of any Student Loan in violation of any applicable law, rule or regulation.
ARTICLE IX
MISCELLANEOUS
     9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller or Purchaser therefrom shall in any event be effective unless the same shall be in writing and signed by: (a) each of the parties hereto, (b) Purchaser and Seller Trustee (with respect to a waiver or consent by them) or Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto:
Collegiate Funding Services, L.L.C. as Seller
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408
Attention: Kevin Landgraver
Facsimile: (540) 374-2021
JPMorgan Chase Bank, N.A. as Purchaser
c/o J.P. Morgan Securities, Inc.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Asset Backed Securities Group
Facsimile: 212-834-6564
The Bank of New York, as Seller Trustee
c/o The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attention: Clay Cardozo
Facsimile: (904) 645-1931
     All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
     9.3 No Waiver; Cumulative Remedies. No failure on the part of Purchaser, Seller, Seller Trustee or Purchaser Trustee, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     9.4 Binding Effect; Assignability; Survival. This Agreement shall be binding upon and inure to the benefit of Purchaser, Seller and their respective successors and permitted assigns. Seller may not assign its rights hereunder or any interest herein without the prior written consent of Purchaser. Except as set forth in the succeeding sentence, Purchaser may not assign its rights hereunder or any interest herein without the prior written consent of Seller. Without obtaining the consent of Seller but with the prior written notice to Seller, Purchaser may assign its rights hereunder with respect to one or more Student Loans to a special purpose entity that is an affiliate of the Purchaser in connection with a securitization of such Student Loans. For the purposes of the foregoing, an affiliate of the Purchaser is an entity that controls, is controlled by or is under common control with the Purchaser, where the term “control” means the ownership of or right to direct the voting of at least a majority of the voting power of the Purchaser or such entity, as applicable. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to this Agreement and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.
     9.5 Governing. Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).
     9.6 Waiver Of Jury Trial: Submission to Jurisdiction. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.
     9.7 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section, Exhibit, Schedule or Appendix are to such Section, Exhibit, Schedule or Appendix of this Agreement, as the case may be. The Exhibits, Schedules and Appendices hereto are hereby incorporated by reference into and made a part of this Agreement.
     9.8 Liability of the Seller Trustee and Purchaser Trustee. The Seller and the Purchaser acknowledge that each of the Seller Trustee and Purchaser Trustee is entering into this Agreement solely in the capacity as trustee for Seller and Purchaser, respectively and not in their individual capacity. The representations, warranties and covenants of the Seller Trustee or Purchaser Trustee are made solely at the direction of Seller and Purchaser, respectively, without independent investigation of the Seller Trustee or Purchaser Trustee, and the Seller Trustee and Purchaser Trustee has undertaken only those duties required of it under its respective trust agreement. Accordingly, all recourse and remedies, if any, of Purchaser or Seller, as applicable, hereunder shall be available only against Seller or Purchaser, as applicable, and the assets of the trust estate held by the Seller Trustee or Purchaser Trustee for the benefit of Seller or Purchaser, respectively, and not against the Seller Trustee or Purchaser Trustee in its individual capacity.
     9.9 No Solicitation. From and after the related Sale Date, the Seller agrees that it will not cause any action to be taken by any of its Affiliates, and that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit the borrower or obligor under any Student Loan to refinance such Student Loan in a Portfolio, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related borrower or obligor under a Student Loan in a Portfolio of such party’s intention to refinance such Student Loan. It is understood and agreed that all rights and benefits relating to the specific solicitation of any Student Loans in a Portfolio and the attendant rights, title and interest in and to the list of such Student Loans and data relating thereto shall be transferred to the Purchaser pursuant hereto on the Sale Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective Affiliates:
     (a) may advertise its availability for handling financings or refinancings of Student Loans, including the promotion of terms it has available, so long as it does not specifically target Student Loans in a Portfolio; and
     (b) may provide information and otherwise cooperate with individual students who contact it about prepaying their student loans by advising them of refinancing terms and other programs that are available.
          Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing (including based on the Internet and other electronic means ), affinity marketing, alumni relations, newspaper, radio and television advertisements), shall not constitute solicitation under this Section.
     9.10 Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
     9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     9.12 Confidentiality. Each of the parties hereto agrees that it shall not (and shall not allow any of its Affiliates to) disclose to any Person or entity the existence of this Agreement or the terms hereof or any related written information, or the existence and status of any ongoing negotiations between the Purchaser and Seller concerning the Transaction (collectively, the “Protected Information”), except (i) as mutually agreed by the Purchaser and Seller, or (ii) to the respective parties’ and its Affiliates’ employees, officers, directors, advisors, representatives, accountants, legal counsel and agents who agree to be bound by the provisions of this Section and to use such Protected Information only in connection with the Transaction and not for any other purpose. Protected Information shall not include, however, information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public other than as a result of a disclosure by any person required to keep such information confidential as provided in this section. The parties hereto may disclose Protected Information to the extent required by applicable law, regulation, subpoena or other legal process, it being understood that Seller and its affiliates may file the Agreement with the Securities and Exchange Commission as a standard contract.
     9.13 Indemnification and Contribution. The Seller hereby agrees to enter into a separate indemnification agreement containing terms and conditions consistent with industry standards for any information provided pursuant to Section 6.5 above, if more than 20% of the assets (measured by principal amount) included in any securitization sponsored by Purchaser or its affiliates consist of Student Loans purchased by Purchaser pursuant to this Agreement.
     9.14 [****]
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COLLEGIATE FUNDING SERVICES, L.L.C.
as Seller

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A.
as Purchaser

By:

Name:
Title:

THE BANK OF NEW YORK,
not in its individual capacity but solely as
Purchaser Trustee

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely as
Purchaser Trustee

By:

Name:
Title:
SIGNATURE PAGE
PURCHASE AND SALE AGREEMENT

APPENDIX A
AGGREGATE PURCHASE PRICE CALCULATION
Aggregate Purchase Price Calculation
The Aggregate Purchase Price for a Portfolio of Student Loans shall equal the sum of (A) the product of (i) the aggregate principal balance of the Student Loan Portfolio as of the applicable Cut-off Date and (ii) the Premium Percentage determined in accordance with the following chart, and (B) all accrued interest on the Portfolio of Student Loans as of the applicable Cut-off Date.
PREMIUM PERCENTAGE*

Average
Indebtedness of	[****]%-	[****]% -	[****]% -	[****]% -
Borrower	[****]% ACH	[****]% ACH	[****]% ACH	[****]% ACH
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]

*	% ACH shall be determined based upon the weighted average principal balance of the applicable Portfolio of Student Loans for which the applicable borrowers make payments by ACH, determined as of the date of origination of each such Student Loan.

APPENDIX B
GUARANTORS
American Student Assistance
Great Lakes Higher Education Guaranty Corporation
Texas Guaranteed Student Loan Corporation

EXHIBIT A
FORM OF PURCHASE
AND SALE REQUEST
Ladies and Gentlemen:
     All capitalized terms used but not otherwise defined herein which are defined in the Purchase and Sale Agreement, dated as of September___, 2005 among Collegiate Funding Services, L.L.C., as Seller, The Bank of New York, as Seller Trustee, JPMorgan Chase Bank, N.A. as Purchaser (“Purchaser”) and                     , as Purchaser Trustee (as amended, modified or supplemented from time to time, the “Purchase Agreement”), have the same meanings when used herein.
     The undersigned refers to the Purchase Agreement and hereby gives you notice pursuant to Section 2.1 of the Purchase Agreement that the undersigned hereby requests that Purchaser purchase an additional Portfolio of Student Loans (the “Requested Purchase”) under the Purchase Agreement, and in that connection sets forth below the information relating to the Requested Purchase as required by Section 2.1 of the Purchase Agreement:
(i)	The Sale Date of the Requested Purchase is [ ].

(ii)	Annex 1 hereto contains a list of the Student Loans contained in the Portfolio.

(iii)	The estimated Aggregate Purchase Price of such Portfolio on the proposed Sale Date is [$ ]. The Aggregate Purchase Price shall equal [(A) * (D)] + (E), where:
(A)	Aggregate Principal Balance of Portfolio of Student Loans, $ ;

(B)	Average Indebtedness of Borrower, $v;

(C)	Weighted Average Percentage of ACH, ___%;

(D)	Premium Percentage from Appendix A, ___%; and

(E)	Accrued Interest, $ .
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IN WITNESS WHEREOF, we have caused this Purchase and Sale Request to be executed and delivered by the undersigned on the date first written above.

Very truly yours,

COLLEGIATE FUNDING SERVICES, L.L.C.
as Seller

By:

Name:
Title:

2

EXHIBIT B
FORM OF BILL OF SALE
     This Bill of Sale is made and entered into as of ___, 20___, by and among Collegiate Funding Services, L.L.C. (the “Seller”), JPMorgan Chase Bank, N.A. (the “Purchaser”), The Bank of New York, not individually but solely as eligible lender trustee for the Seller (the “Seller Trustee”) and JPMorgan Chase Bank, N.A., not individually but solely as eligible lender trustee for the Purchaser (the “Purchaser Trustee”).
     WHEREAS, the parties hereto entered into a Purchase and Sale Agreement dated as of September 30, 2005 (the “Loan Purchase Agreement”), and the Seller, or the Seller Trustee on its behalf, wishes to sell a Portfolio of Student Loans (as defined in the Loan Purchase Agreement) to the Purchaser, or the Purchaser Trustee on its behalf, pursuant to and in accordance with the terms and conditions of the Loan Purchase Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:
1.	Definitions. All capitalized terms in this Bill of Sale shall have the same meanings given to them in the Loan Purchase Agreement, unless otherwise specifically stated herein.

2.	Purchase of Student Loans. Subject to the terms and conditions of the Loan Purchase Agreement and in reliance upon the representations, warranties and covenants as set forth in the Loan Purchase Agreement, the Seller and the Seller Trustee on behalf of the Seller, agree to sell to the Purchaser Trustee, as trustee under the Purchaser Trust Agreement on behalf of the Purchaser, a portfolio of Student Loans identified in Schedule A attached hereto, having an aggregate outstanding principal balance of approximately $ (the “Current Purchase Portfolio”).

3.	Aggregate Purchase Price. Subject to the terms and conditions of the Loan Purchase Agreement, the Purchaser agrees to purchase the Student Loans in the Current Purchase Portfolio at an Aggregate Purchase Price equal to $

4.	Sale Date. The Sale Date shall be , 20___.

5.	Cut-off Date. The Cut-off Date shall be , 20___.

6.	Representations and Warranties. Each of the Seller and the Purchaser hereby reconfirms all the representations and warranties set forth in the Loan Purchase Agreement as of the Sale Date set forth in Articles IV and V thereof.

7.	Effect on Loan Purchase Agreement. This Bill of Sale sets forth the terms of purchase and sale solely with respect to the Current Purchase Portfolio. This Bill of Sale shall have no effect upon any other sale or purchase of any Student Loans consummated or contemplated prior to or after the Sale Date, and all other terms, conditions and agreements contained in the Loan Purchase Agreement shall remain in full force and effect. Prior or subsequent purchases and sales of Student Loans shall each be governed by a separate Bill of Sale.
[Remainder of page intentionally left blank.]

COLLEGIATE FUNDING SERVICES, L.L.C.
as Seller

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A.
as Purchaser

By:

Name:
Title:

THE BANK OF NEW YORK,
not in its individual capacity but solely as
Seller Trustee

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely as
Purchaser Trustee

By:

Name:
Title:

2

Schedule A
to Bill of Sale
Loan Transfer Schedule

EXHIBIT C
FORM OF BLANKET ENDORSEMENT
     [                                        ] (“Holder”), by execution of this instrument, hereby endorses the attached promissory note to [                                        ] (“Purchaser”). This Blanket Endorsement is without recourse, except as provided in that certain Purchase and Sale Agreement (the “Agreement”) dated as of [                    ], among                     , as Purchaser,                     , as Seller,                     , as Seller Trustee and                     , as Purchaser Trustee. The attached promissory note is one of the promissory notes (the “Notes”) described in the Bill of Sale of even date herewith executed by the Holder in favor of Purchaser pursuant to the Agreement, and this endorsement may be effected by attaching this instrument or a copy hereof to this or any of the Notes. Notwithstanding the foregoing, the Holder agrees to individually endorse (manually or by facsimile signature) each Note as Purchaser may from time to time require, upon the same terms and conditions contained in this Blanket Endorsement.

Dated as of .

[ ]

By:

Name:
Title:

EXHIBIT D
Real World Consolidation Borrower Benefit Programs
Product Specifications
Product Name
-	Real World LoanSM Federal Consolidation
Product Terms
-	Interest Rate Reduction Products

-	1% interest rate reduction effective after first 36 monthly consecutive on-time payments.

-	Payment is considered on-time if it is received within five (5) days of the due date.

-	0.25% interest rate reduction for making payments via ACH / direct debit

-	Once benefit is earned, customer must continue to make payments on time to continue to qualify.

EXHIBIT E
FORM OF LOAN SERVICING AGREEMENT

EXHIBIT F
FORM OF OPINION OF IN-HOUSE COUNSEL

EXHIBIT G
FORM OF OPINION OF
STROOCK & STROOCK & LAVAN LLP